EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-01297, 333-01299, 33-52044, 33-89528, 33-61485, 333-38629, 333-28495, 333-22169, 333-44701, 333-56287, 333-70227, 333-72783 and 333-76027) and Form S-3 (File No. 333-72759) of Parametric Technology Corporation of our report dated October 18, 1999, except for Note H, as to which the date is December 15, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSE COOPERS LLP

Boston, Massachusetts
December 22, 1999